Exhibit 99.1

News Release
Celanese Corporation
Investor Relations
1601 West LBJ Freeway
Dallas, Texas 75234-6034
Celanese Expects 2008 Results To Be Below Previous Outlook
DALLAS, November 20, 2008 -— Celanese Corporation (NYSE:CE), a leading global chemical company, today announced that its full year 2008 results are expected to be below its previous outlook. The company noted that continued weakening of the global economy, significant inventory destocking throughout its end-consumers’ supply chains, and the previously announced unplanned outage and related force majeure at its AT Plastics facility are impacting its fourth quarter results. Due to these factors, and increased uncertainty in global demand, the company has chosen not to provide an updated full year outlook for 2008. The company’s previous guidance issued on October 21, 2008, should no longer be relied upon.
Dramatically lower consumer and industrial demand, driven by global recessionary trends, has caused an acceleration of inventory destocking throughout the company’s end-consumer supply chains. As a result, demand for many of the company’s products has declined significantly during the fourth quarter of 2008, particularly in Asia.
“The slowing economic environment is having a more substantial impact on consumer demand and the entire supply chain than previously anticipated, resulting in reduced volumes in our businesses,” said David Weidman, chairman and chief executive officer. “Even during this economic downturn, Celanese’s leading franchises are well-positioned to create value for our shareholders. Our balance sheet and liquidity remain strong and we continue to expect positive adjusted free cash flow during the fourth quarter of 2008 and in 2009.”
###

Contacts:

Investor Relations	Media
Mark Oberle	W. Travis Jacobsen
Phone: +1 972 443 4464	Phone: +1 972 443 3750
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Mark.Oberle@celanese.com	William.Jacobsen@celanese.com

As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia.  Net sales totaled $6.4 billion in 2007, with approximately 70% generated outside of North America.  Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies.  Based in Dallas, Texas, the company employs approximately 8,400 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information.  When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements are based upon current expectations and beliefs and various assumptions.  There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release.  Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements.  Certain of these risk factors are discussed in the company’s filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

2